NEWS BULLETIN

For Further Information:

AT OLD REPUBLIC:	AT FINANCIAL RELATIONS BOARD:
A.C. Zucaro	Leslie Loyet
Chairman & CEO	Analysts/Investors
(312) 346-8100	(312) 640-6672
lloyet@mww.com

FOR IMMEDIATE RELEASE	NYSE: ORI
THURSDAY, JULY 23, 2009

OLD REPUBLIC REPORTS SECOND QUARTER AND FIRST HALF 2009 RESULTS

CHICAGO – July 23, 2009 – Old Republic International Corporation (NYSE: ORI), today reported the following results for the second quarter and first half of 2009:

Financial Highlights
(unaudited; amounts in millions except per share data and percentages)

	Quarters Ended June 30,			Six Months Ended June 30,
	2009	2008	Change	2009	2008	Change
Operating Revenues	$912.2	$937.4	-2.7%	$1,790.7	$1,888.1	-5.2%
Net Operating Income (Loss)	(49.6)	(49.9)	0.7	(103.5)	(69.6)	-48.7
Net Income (Loss)	$(15.8)	$(364.7)	95.6%	$(69.8)	$(383.8)	81.8%
Diluted Earnings Per Share:
Net Operating Income (Loss)	$(0.21)	$(0.22)	4.5%	$(0.44)	$(0.30)	-46.7%
Net Income (Loss)	$(0.07)	$(1.58)	95.6%	$(0.30)	$(1.66)	81.9%

Cash Dividends Per Share	$0.17	$0.17	-%	$0.34	$0.33	3.0%
Ending Book Value Per Share				$15.93	$17.59	-9.4%

The Company’s second quarter operating results, which exclude net realized investment gains or losses, were basically flat year-over-year, while first half 2009 performance reflected a greater operating loss when compared to the same period one year ago. Second quarter operating results were enhanced mostly by lower production and operating expenses in Old Republic’s mortgage guaranty line and much stronger revenue growth in its title insurance segment. General insurance pretax earnings for both the quarter and year-to-date periods were dampened by the combination of lower earned premiums and moderately higher loss costs for certain coverages.

The net loss for the latest quarter and first half was reduced by deferred income tax credits that could not be recognized previously due to the requirements of accounting rules. The tax credits apply to losses from other than temporary investment impairments originally recorded in the second quarter of 2008.

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Consolidated Results – The major components of Old Republic’s consolidated results and other data for the periods reported upon are shown below:

	Quarters Ended June 30,			Six Months Ended June 30,
	2009	2008	Change	2009	2008	Change
Operating revenues:
General insurance	$507.0	$561.3	-9.7%	$1,030.8	$1,142.9	-9.8%
Mortgage guaranty	166.5	173.6	-4.1	337.8	346.1	-2.4
Title insurance	219.0	179.3	22.1	379.3	346.4	9.5
Corporate and other	19.5	22.9		42.7	52.5
Total	$912.2	$937.4	-2.7%	$1,790.7	$1,888.1	-5.2%
Pretax operating income (loss):
General insurance	$46.4	$56.3	-17.5%	$104.6	$146.1	-28.4%
Mortgage guaranty	(137.9)	(140.7)	2.0	(282.5)	(263.1)	-7.4
Title insurance	5.6	(4.5)	222.7	(3.4)	(17.2)	80.0
Corporate and other	(0.1)	1.4		2.4	6.0
Sub-total	(86.0)	(87.5)	1.7	(178.8)	(128.1)	-39.6
Realized investment gains (losses):
From sales	0.3	6.8		0.3	7.7
From impairments	-	(437.3)		-	(437.3)
Net realized investment
gains (losses)	0.3	(430.5)		0.3	(429.6)
Consolidated pretax income (loss)	(85.6)	(518.1)	83.5	(178.4)	(557.7)	68.0
Income taxes (credits)	(69.8)	(153.3)	54.5	(108.6)	(173.9)	37.5
Net income (loss)	$(15.8)	$(364.7)	95.6%	$(69.8)	$(383.8)	81.8%

Consolidated underwriting ratio:
Benefits and claims ratio	78.8%	82.0%	81.3%	79.3%
Expense ratio	42.3	39.1	41.0	39.1
Composite ratio	121.1%	121.1%	122.3%	118.4%

Components of diluted
earnings per share:
Net operating income (loss)	$(0.21)	$(0.22)	4.5%	$(0.44)	$(0.30)	-46.7%
Net realized investment
gains (losses)	0.14	(1.36)		0.14	(1.36)
Net income (loss)	$(0.07)	$(1.58)	95.6%	$(0.30)	$(1.66)	81.9%

Cash dividends paid per share	$0.17	$0.17	-%	$0.34	$0.33	3.0%

   Note: In this and all other tables and statements:  • Dollar amounts are stated in millions, except per share data.
   • Calculations of book value and earnings per share exclude certain shares owned by the Company’s Employee
   Savings and Stock Ownership Plan. Refer to Note (a) of the Notes to Accompanying Financial Summaries.

The above table shows both operating and net income to highlight the effects of realized investment gain or loss recognition and any non-recurring items on period-to-period comparisons. Operating income, however, does not replace net income computed in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) as a measure of total profitability.

The recognition of realized investment gains or losses can be highly discretionary and arbitrary due to such factors as the timing of individual securities sales, recognition of estimated losses from write-downs for impaired securities, tax-planning considerations, and changes in investment management judgments relative to the direction of securities markets or the future prospects of individual investees or industry sectors. Likewise, non-recurring items which may emerge from time to time, can distort the comparability of the Company’s results from period to period. Accordingly, management uses net operating income, a non-ASC financial measure, to evaluate and better explain operating performance, and believes its use enhances an understanding of Old Republic’s basic business results.

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General Insurance Results – First half 2009 general insurance pretax operating earnings were largely affected by an approximate 11 percent reduction in premium volume and slightly higher claims and expense ratios. The following table shows these effects.

	General Insurance Group
	Quarters Ended June 30,			Six Months Ended June 30,
	2009	2008	Change	2009	2008	Change
Net premiums earned	$440.7	$494.2	-10.8%	$898.1	$1,007.0	-10.8%
Net investment income	63.5	62.6	1.4	127.0	127.1	-0.1
Pretax operating income (loss)	$46.4	$56.3	-17.5%	$104.6	$146.1	-28.4%

Claims ratio	75.9%	76.0%	75.3%	72.9%
Expense ratio	26.8	24.5	26.2	24.5
Composite ratio	102.7%	100.5%	101.5%	97.4%

Earned premiums for a large majority of insurance coverages continued to trend lower in this year’s first half. As in the recent past, premium growth has been constrained by the combination of a moderately declining rate environment during the last three years or so and by recessionary economic conditions. These conditions affect such factors as sales and employment levels, both of which are important bases upon which premium rates are applied.

Overall claim ratios did not change measurably quarter-over-quarter, but registered a 3.3 percent rise in the claim ratio to 75.3 percent in this year’s first half. Except for the consumer credit indemnity (“CCI”) coverage which continued to reflect increases in both loss frequencies and severity due to the downturn in the housing and financial services fields, aggregate claims experience for other coverages did not exhibit significantly adverse trends. Production and general operating expenses edged down in this year’s first half but nonetheless resulted in a moderately higher ratio as the expense reduction lagged the larger drop in earned premiums.

Mortgage Guaranty Results – Mortgage guaranty operating results benefited from lower production and operating expenses, but were affected adversely by slightly higher claim ratios. Key indicators of the Mortgage Guaranty Group’s evolving performance are shown in the following table.

	Mortgage Guaranty Group
	Quarters Ended June 30,			Six Months Ended June 30,
	2009	2008	Change	2009	2008	Change
Net premiums earned	$141.5	$149.1	-5.1%	$286.8	$296.7	-3.3%
Net investment income	22.2	21.4	3.5	44.6	42.9	3.8
Pretax operating income (loss)	$(137.9)	$(140.7)	2.0%	$(282.5)	$(263.1)	-7.4%

Claims ratio	197.7%	192.5%	198.8%	186.9%
Expense ratio	14.2	16.2	14.0	16.3
Composite ratio	211.9%	208.7%	212.8%	203.2%

The decline in earned premium in this year’s first half resulted mostly from the more selective underwriting criteria applied since late 2007, an overall decline in the industry’s business penetration, and from higher premium refunds related to claim rescissions. These factors were attenuated somewhat by rising persistency of business produced in prior years and a decline in reinsurance ceded premiums.

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Claim ratios were up slightly year over year in both the second quarter and first half of 2009. Greater claim rescissions and a moderate decline in claim severity offset to some extent the impact on claim reserve provisions from a continuing uptrend in outstanding delinquent cases. The effect of periodic paid losses and reserve provisions on reported mortgage guaranty incurred loss ratios is shown in the following table:

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Incurred loss ratio from:
Paid losses	111.6%	60.0%	109.3%	57.5%
Reserve provisions	86.1	132.5	89.5	129.4
Total	197.7%	192.5%	198.8%	186.9%

Mortgage guaranty production and operating expenses declined as a percentage of net premiums earned mostly due to lower personnel and certain other costs. Investment income trends benefited from a greater invested asset base.

Title Insurance Results – Old Republic’s title insurance business registered a quarterly operating gain for the first time since the second quarter of 2007. Key operating performance indicators are shown in the following table:
	Title Insurance Group
	Quarters Ended June 30,			Six Months Ended June 30,
	2009	2008	Change	2009	2008	Change
Net premiums and fees earned	$213.0	$172.9	23.1%	$367.3	$333.7	10.1%
Net investment income	6.0	6.3	-5.2	11.9	12.8	-7.1
Pretax operating income (loss)	$5.6	$(4.5)	222.7%	$(3.4)	$(17.2)	80.0%

Claims ratio	7.6%	6.8%	7.2%	6.9%
Expense ratio	92.2	99.4	96.7	101.9
Composite ratio	99.8%	106.2%	103.9%	108.8%

Growth in net premiums and fees resulted from a surge in refinance activity and the benefit of market share gains stemming from title industry dislocations and consolidations. Claims costs rose at a quicker pace however, as the Company added moderately to reserve provisions to address recent loss emergence trends. Production and general operating expenses, while relatively lower as a percentage of premium and fees revenues, rose dollar-wise in reflection of greater personnel and other production costs related to the higher revenues attained and anticipated.

Corporate and Other Operations – The Company’s small life and health insurance business and the net costs associated with the parent holding company and internal services subsidiaries produced a much lower gain in this year’s first half. Period-to-period variations in the results of these relatively minor elements of Old Republic’s operations usually stem from the volatility inherent to the small scale of its life and health business, fluctuations in the costs of external debt, and net interest on intra-system financing arrangements. Substantially all of the year-over-year decline in earnings was due to foreign exchange adjustments for U.S. dollar conversions from the currency of Old Republic’s Canadian life and health insurance subsidiary.

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Cash, Invested Assets, and Shareholders’ Equity – The following table reflects Old Republic’s consolidated cash and invested assets as well as shareholders’ equity at the dates shown:
				% Change
	June	December	June	June '09/	June '09/
	2009	2008	2008	Dec '08	June '08
Cash and invested assets: fair value basis	$9,389.9	$8,855.1	$8,691.0	6.0%	8.0%
: original cost basis	$9,521.9	$9,210.0	$9,050.6	3.4%	5.2%

Shareholders’ equity:
Total	$3,753.1	$3,740.3	$4,058.9	0.3%	-7.5%
Per common share	$15.93	$15.91	$17.59	0.1%	-9.4%

Composition of shareholders’ equity per share:
Equity before items below	$15.46	$16.10	$17.33	-4.0%	-10.8%
Unrealized investment gains (losses) and other
accumulated comprehensive income (loss)	0.47	(0.19)	0.26
Total	$15.93	$15.91	$17.59	0.1%	-9.4%

Consolidated cash flow from operating activities amounted to $280.4 million for the first half of 2009 versus $328.8 million for the same period in 2008.

The investment portfolio reflects a current allocation of approximately 85 percent to fixed-maturity securities and 4 percent to equities. As has been the case for many years, Old Republic’s invested assets are managed in consideration of enterprise-wide risk management objectives intended to assure solid funding of its subsidiaries’ long-term obligations to insurance policyholders and other beneficiaries, as well as evaluations of their long-term effect on the stability of capital accounts. The portfolio contains little or no direct insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations (“CDO’s”), derivatives, junk bonds, hybrid securities, or illiquid private equity investments. In a similar vein, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous or unfunded counter-party risk attributes.

Substantially all changes in the shareholders’ equity account reflect the Company’s net income or loss, dividend payments to shareholders, and changes in market valuations and impairments of invested assets during the periods shown below:

	Shareholders’ Equity Per Share
	Quarter	Six Months
	Ended	Ended
	June 30,	June 30,
	2009	2009	2008
Beginning balance	$15.47	$15.91	$19.71
Changes in shareholders’ equity for the periods:
Net operating income (loss)	(0.21)	(0.44)	(0.30)
Net realized investment gains (losses):
From sales	-	-	0.02
From impairements	0.14	0.14	(1.38)
Subtotal	0.14	0.14	(1.36)
Net unrealized investment gains (losses)	0.65	0.61	(0.13)
Total realized and unrealized investment gains (losses)	0.79	0.75	(1.49)
Cash dividends	(0.17)	(0.34)	(0.33)
Stock issuance, foreign exchange, and other transactions	0.05	0.05	-
Net change	0.46	0.02	(2.12)
Ending balance	$15.93	$15.93	$17.59

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Old Republic’s significant investments in the stocks of two leading publicly held mortgage guaranty (“MI”) businesses (MGIC Investment Corp. and The PMI Group) account for a substantial portion of the realized and unrealized investment losses incurred in 2008, as reflected in the above and following tables. Unrealized losses, including losses on securities categorized as other-than-temporarily impaired (“OTTI”), represent the net difference between the most recently established cost and the fair values of the investments at a point in time. The aggregate original and impaired costs, fair value, and latest reported underlying equity values of the aforementioned two mortgage guaranty investments are shown below.

		June 30,	December 31,
		2009	2008	2007
Total value of the two investments:	Original cost	$416.4	$416.4	$429.7
	Impaired cost	106.8	106.8	N/A
	Fair value	100.1	82.7	375.1
	Underlying equity(*)	$430.2	$515.9	$679.7

(*) Underlying equity based on latest reports (which may lag by one quarter) issued by investees.

When making investment decisions, management considers the Company’s ability to retain its holdings for a period sufficient to recover their cost and to obtain a competitive long-term total return. It also considers such factors as balance sheet effects of potential changes in market valuations, asset-liability matching objectives, long term ability to hold securities, tax planning considerations, and the investees’ reported book values and ability to continue as going concerns. The above-noted mortgage guaranty holdings were acquired as passive long-term investment additions for a core segment of Old Republic’s business in anticipation of a turn-around for the MI industry in 2010. In management’s judgment, the currently depressed market valuations of companies operating in the housing and mortgage-lending sectors of the American economy have been impacted significantly by the cyclical and macroeconomic conditions affecting these sectors, and by the recent dysfunctionality of the banking and mortgage lending industries.

For external financial reporting purposes, however, Old Republic uses relatively short time frames in recognizing OTTI adjustments in its income statement. In this context, absent issuer-specific circumstances that would result in a contrary conclusion, all unrealized investment losses pertaining to any equity security reflecting a 20 percent or greater decline for a six month period is considered OTTI. Unrealized losses that are deemed temporary and all unrealized gains are recorded directly as a separate component of the shareholders’ equity account and in the consolidated statement of comprehensive income. As a result of accounting idiosyncrasies, however, OTTI losses recorded in the income statement of one period can not be offset in the income statement of a subsequent period by fair value gains on the previously impaired securities unless the gains are realized through actual sales. Such unrealized fair value gains can only be recognized through direct credits in the shareholders’ equity account and in the consolidated statement of comprehensive income.

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Conference Call Information
Old Republic has scheduled a conference call at 3:00 p.m. EST (2:00 p.m. CST) today, to discuss its second quarter 2009 performance and to review major operating trends and business developments. To access this call, please log on to www.oldrepublic.com 15 minutes before the call to download the necessary software.

Investors may access a replay of the call by dialing 888-203-1112, passcode 6234880, which will be available through July 30, 2009. The replay will also be available on Old Republic International’s website through August 22, 2009.

About Old Republic
Chicago-based Old Republic International Corporation is an insurance holding company whose subsidiaries market, underwrite and provide risk management services for a wide variety of coverages primarily in the property & liability, mortgage guaranty, and title insurance fields. One of the nation’s 50 largest publicly owned insurance organizations, Old Republic has assets of approximately $13.71 billion and shareholders’ equity of $3.75 billion or $15.93 per share. Its current stock market valuation is approximately $2.30 billion, or $9.57 per share.

The nature of Old Republic’s business requires that it be managed for the long run. For the 25 years ended in 2008, the Company’s total market return, with dividends reinvested, has grown at a compounded annual rate of 9.6 percent per share. For the same period, the total market return, with dividends reinvested, for the S&P 500 Index has grown at a 9.8 percent annual compound rate. During those years, Old Republic’s shareholders’ equity account, inclusive of cash dividends, has risen at an average annual rate of 12.1 percent per share, and the regular cash dividend has grown at a 10.3 percent annual compound rate. According to the most recent edition of Mergent’s Dividend Achievers, Old Republic is one of just 120 companies, out of 10,000-plus publicly held corporations, that have posted at least 25 consecutive years of annual dividend growth.

Accompanying Financial Data:
•	Summary Financial Statements and Common Stock Statistics
•	Segmented Operating Summary
•	Segmented Operating Statistics
•	Notes and Safe Harbor Statement

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	Old Republic International Corporation Financial Summary (Unaudited)
		June 30,	December 31,	June 30,
	SUMMARY BALANCE SHEETS:	2009	2008	2008
	Assets:
	Cash and fixed maturity securities	$8,879.6	$8,358.9	$8,019.6
	Equity securities	365.9	350.3	521.0
	Other invested assets	144.3	145.8	150.2
	Cash and invested assets	9,389.9	8,855.1	8,691.0
	Accounts and premiums receivable	830.6	806.7	857.3
	Federal income tax recoverable: Current	16.8	41.0	4.8
	Reinsurance balances recoverable	2,578.3	2,448.0	2,368.8
	Prepaid federal income taxes	221.4	463.4	501.3
	Sundry assets	681.3	651.7	681.2
	Total	$13,718.6	$13,266.0	$13,104.5
	Liabilities and Shareholders’ Equity:
	Policy liabilities	$1,291.4	$1,293.0	$1,358.8
	Benefit and claim reserves	7,577.5	7,241.3	6,762.7
Federal income tax payable:	Current	-	-	-
	Deferred	10.8	77.3	188.2
	Debt	372.2	233.0	66.3
	Sundry liabilities	713.3	680.9	669.3
	Shareholders’ equity	3,753.1	3,740.3	4,058.9
	Total	$13,718.6	$13,266.0	$13,104.5

	Quarters Ended		Six Months Ended		Fiscal Twelve Months Ended
SUMMARY INCOME STATEMENTS:	June 30,		June 30,		June 30,
	2009	2008	2009	2008	2009	2008
Net premiums and fees earned	$811.8	$835.5	$1,589.3	$1,682.2	$3,225.1	$3,500.4
Net investment income	93.7	93.1	187.1	188.4	376.0	383.1
Other income	6.6	8.6	14.2	17.4	25.6	35.3
Net realized investment gains (losses)	0.3	(430.5)	0.3	(429.6)	(56.4)	(375.5)
Total revenues	912.6	506.9	1,791.1	1,458.5	3,570.4	3,543.3
Benefits and claims	639.6	685.5	1,291.6	1,333.9	2,673.4	2,608.7
Sales and other expenses	358.6	339.4	677.9	682.3	1,336.8	1,436.8
Total expenses	998.3	1,024.9	1,969.6	2,016.2	4,010.3	4,045.5
Pretax income (loss)	(85.6)	(518.1)	(178.4)	(557.7)	(439.9)	(502.2)
Income taxes (credits)	(69.8)	(153.3)	(108.6)	(173.9)	(195.5)	(167.9)
Net income (loss)	$(15.8)	$(364.7)	$(69.8)	$(383.8)	$(244.3)	$(334.2)

COMMON STOCK STATISTICS (a):
Net income (loss): Basic	$(.07)	$(1.58)	$(.30)	$(1.66)	$(1.05)	$(1.44)
Diluted	$(.07)	$(1.58)	$(.30)	$(1.66)	$(1.05)	$(1.44)
Components of earnings per share:
Basic, net operating income (loss)	$(.21)	$(.22)	$(.44)	$(.30)	$(.95)	$(.23)
Realized investment gains (losses)	.14	(1.36)	.14	(1.36)	(.10)	(1.21)
Basic net income (loss)	$(.07)	$(1.58)	$(.30)	$(1.66)	$(1.05)	$(1.44)
Diluted, net operating income (loss)	$(.21)	$(.22)	$(.44)	$(.30)	$(.95)	$(.23)
Realized investment gains (losses)	.14	(1.36)	.14	(1.36)	(.10)	(1.21)
Diluted net income (loss)	$(.07)	$(1.58)	$(.30)	$(1.66)	$(1.05)	$(1.44)
Cash dividends on common stock	$.17	$.17	$.34	$.33	$.68	$.65
Book value per share					$15.93	$17.59
Common shares outstanding:
Average basic	235,562,774	230,702,352	235,414,346	230,692,358	233,826,822	230,830,812
Average diluted	235,562,774	230,702,352	235,414,346	230,692,358	233,826,822	231,317,818
Actual, end of period					235,642,486	230,717,693

SUMMARY STATEMENTS OF COMPREHENSIVE INCOME (LOSS):
Net income (loss) as reported	$(15.8)	$(364.7)	$(69.8)	$(383.8)	$(244.3)	$(334.2)
Post-tax net unrealized gains (losses)	154.7	81.0	144.8	(28.3)	95.1	14.5
Other adjustments	8.2	.7	8.8	(4.5)	(43.6)	19.0
Net adjustments	163.0	81.8	153.7	(32.8)	51.5	33.5
Comprehensive income (loss)	$147.1	$(282.9)	$83.9	$(416.6)	$(192.8)	$(300.7)

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Old Republic International Corporation Segmented Operating Summary (Unaudited)

	Net							Pretax	Composite
	Premiums	Net				Sales &		Operating	Under-
	& Fees	Investment	Other	Operating	Benefits	Other	Total	Income	writing
	Earned	Income	Income	Revenues	& Claims	Expenses	Expenses	(Loss)	Ratios

Quarter Ended June 30, 2009

General	$440.7	$63.5	$2.7	$507.0	$334.7	$125.8	$460.6	$46.4	102.7%
Mortgage	141.5	22.2	2.7	166.5	279.8	24.6	304.4	(137.9)	211.9
Title	213.0	6.0	-	219.0	16.1	197.3	213.4	5.6	99.8
Other	16.5	1.9	1.0	19.5	8.9	10.7	19.7	(0.1)	-
Consolidated	$811.8	$93.7	$6.6	$912.2	$639.6	$358.6	$998.3	$(86.0)	121.1%

Quarter Ended June 30, 2008

General	$494.2	$62.6	$4.4	$561.3	$375.7	$129.3	$505.0	$56.3	100.5%
Mortgage	149.1	21.4	3.0	173.6	287.2	27.1	314.4	(140.7)	208.7
Title	172.9	6.3	-	179.3	11.7	172.1	183.9	(4.5)	106.2
Other	19.1	2.6	1.1	22.9	10.8	10.7	21.5	1.4	-
Consolidated	$835.5	$93.1	$8.6	$937.4	$685.5	$339.4	$1,024.9	$(87.5)	121.1%

Six Months Ended June 30, 2009

General	$898.1	$127.0	$5.6	$1,030.8	$676.7	$249.4	$926.1	$104.6	101.5%
Mortgage	286.8	44.6	6.3	337.8	570.3	50.0	620.4	(282.5)	212.8
Title	367.3	11.9	.1	379.3	26.4	356.4	382.8	(3.4)	103.9
Other	36.9	3.5	2.2	42.7	18.1	22.0	40.2	2.4	-
Consolidated	$1,589.3	$187.1	$14.2	$1,790.7	$1,291.6	$677.9	$1,969.6	$(178.8)	122.3%

Six Months Ended June 30, 2008

General	$1,007.0	$127.1	$8.7	$1,142.9	$734.0	$262.7	$996.7	$146.1	97.4%
Mortgage	296.7	42.9	6.3	346.1	554.5	54.6	609.2	(263.1)	203.2
Title	333.7	12.8	-	346.4	23.0	340.7	363.7	(17.2)	108.8
Other	44.7	5.4	2.4	52.5	22.2	24.2	46.5	6.0	-
Consolidated	$1,682.2	$188.4	$17.4	$1,888.1	$1,333.9	$682.3	$2,016.2	$(128.1)	118.4%

Fiscal Twelve Months Ended June 30, 2009

General	$1,880.4	$253.4	$9.9	$2,143.8	$1,395.0	$495.8	$1,890.9	$252.9	99.2%
Mortgage	582.6	88.5	10.6	681.8	1,196.5	99.1	1,295.6	(613.8)	219.9
Title	689.7	24.2	.1	714.2	49.0	697.7	746.7	(32.5)	107.9
Other	72.3	9.8	4.7	86.9	32.7	44.2	77.0	9.9	-
Consolidated	$3,225.1	$376.0	$25.6	$3,626.8	$2,673.4	$1,336.8	$4,010.3	$(383.4)	123.0%

Fiscal Twelve Months Ended June 30, 2008

General	$2,100.2	$260.5	$18.2	$2,379.0	$1,495.1	$531.4	$2,026.5	$352.4	94.9%
Mortgage	572.0	84.0	12.0	668.0	1,023.8	102.9	1,126.8	(458.7)	194.9
Title	744.8	26.6	(0.1)	771.2	51.8	755.7	807.6	(36.3)	108.2
Other	83.3	11.9	5.2	100.5	37.9	46.6	84.6	15.9	-
Consolidated	$3,500.4	$383.1	$35.3	$3,918.8	$2,608.7	$1,436.8	$4,045.5	$(126.6)	114.1%

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Old Republic International Corporation
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Old Republic International Corporation Segmented Operating Statistics
	Quarters Ended		Six Months Ended		Fiscal Twelve Months Ended
	June 30,		June 30,		June 30,
	2009	2008	2009	2008	2009	2008
General Insurance:
Benefits and claims ratio	75.9%	76.0%	75.3%	72.9%	74.2%	71.2%
Expense ratio	26.8	24.5	26.2	24.5	25.0	23.7
Composite ratio	102.7%	100.5%	101.5%	97.4%	99.2%	94.9%

Paid loss ratio	74.1%	76.2%	75.6%	69.7%	72.7%	63.2%

Mortgage Guaranty:
New insurance written:
Traditional Primary	$2,573.2	$5,986.0	$4,785.2	$13,852.9	$11,794.2	$33,919.2
Bulk	-	-	-	3.5	-	2,317.0
Other	-	231.5	.5	712.6	411.4	1,367.4
Total	$2,573.2	$6,217.5	$4,785.8	$14,569.1	$12,205.6	$37,603.7

Risk in force:
Traditional Primary					$19,202.8	$20,254.2
Bulk					1,941.5	2,204.1
Other					330.3	478.1
Total					$21,474.6	$22,936.6
By loan type:
Traditional Primary:
Fixed rate					95.9%	95.2%
Adjustable rate					4.1%	4.8%
Bulk:
Fixed rate					75.3%	73.0%
Adjustable rate					24.7%	27.0%

Balance Sheet Leverage Ratios (b):
Risk to Capital Ratio -
Performing risk basis					20.1:1	14.6:1
Total Financial Resources
to Risk Ratio					12.0%	11.2%

Earned premiums:
Direct	$165.5	$176.4	$335.8	$350.7	$683.6	$676.6
Net	$141.5	$149.1	$286.8	$296.7	$582.6	$572.0

Persistency:
Traditional Primary					83.3%	79.9%
Bulk					90.8%	81.4%

Delinquency ratio:
Traditional Primary					12.91%	6.92%
Bulk					24.57%	11.29%

Claims ratio	197.7%	192.5%	198.8%	186.9%	205.4%	179.0%
Expense ratio	14.2	16.2	14.0	16.3	14.5	15.9
Composite ratio	211.9%	208.7%	212.8%	203.2%	219.9%	194.9%

Paid loss ratio	111.6%	60.0%	109.3%	57.5%	100.6%	53.0%

Title Insurance:
Direct orders opened	98,225	65,010	188,062	135,610	310,195	269,983
Direct orders closed	73,717	50,333	135,585	97,814	220,888	198,150

Reserves to paid losses ratio (b)					5.0:1	6.0:1

Claims ratio	7.6%	6.8%	7.2%	6.9%	7.1%	7.0%
Expense ratio	92.2	99.4	96.7	101.9	100.8	101.2
Composite ratio	99.8%	106.2%	103.9%	108.8%	107.9%	108.2%

Paid loss ratio	8.6%	8.1%	9.3%	7.9%	9.8%	7.5%

Consolidated:
Benefits and claims ratio	78.8%	82.0%	81.3%	79.3%	82.9%	74.5%
Expense ratio	42.3	39.1	41.0	39.1	40.1	39.6
Composite ratio	121.1%	121.1%	122.3%	118.4%	123.0%	114.1%

Paid loss ratio	63.4%	58.9%	66.1%	55.0%	64.0%	49.2%

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Old Republic International Corporation
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Notes to Accompanying Financial Summaries ($ in Millions, Except Share Data)
(a)  All per share statistics herein have been adjusted to reflect all stock dividends or splits declared through June 30, 2009. In calculating book value and earnings per share, accounting rules require that common shares owned by the Company’s Employee Savings and Stock Ownership Plan that are as yet unallocated to participants in the plan be excluded from the calculation. Such shares are issued and outstanding, have the same voting and other rights applicable to all other common shares, and may be sold at any time by the plan.

(b)  Old Republic monitors certain balance sheet leverage and trends therein through these ratios with respect to its mortgage guaranty (b – 1 & 2) and title (b – 3) segments:

1 - Risk to Capital Ratio – Performing risk basis: This ratio measures the Company’s outstanding net risk in force only on those mortgage loans that are current as to principal and interest in relation to total statutory capital. This ratio therefore excludes non-performing risk exposures (i.e. the outstanding risk on reported loans in default) for which the expected ultimate loss cost has been recognized through the establishment of claim reserves. The Company believes this ratio better matches available statutory capital with the portion of the risk in force for which no claim reserves are required.

2 - Total Financial Resources to Risk Ratio: This ratio measures all of the claim resources available to the Company, including statutory capital, and claim and unearned premium reserves in relation to total net risk in force. The Company believes this ratio is conceptually similar to a banking institution’s capital to assets leverage ratio, whereby the non-balance sheet value of a mortgage guaranty insurer’s net risk in force is related to total balance sheet resources available to meet estimated losses from outstanding risk exposures.

    3 - The Title Reserves to Paid Losses Ratio represents average paid losses for the most recent five years divided into claim reserves at the end of any one year or interim period. The higher this ratio, the greater is a title insurer’s expected ability to meet obligations to its assureds.

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Old Republic International Corporation
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Safe Harbor Statement
Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company’s reports, press releases, and conference calls following earnings releases, can constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company’s future performance. With regard to Old Republic’s General Insurance segment, its results can be affected, in particular, by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Mortgage Guaranty and Title Insurance results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Mortgage Guaranty results, in particular, may also be affected by various risk-sharing arrangements with business producers, as well as the risk management and pricing policies of government sponsored enterprises. Life and health insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company’s widespread operations.

A more detailed listing and discussion of the risks and other factors which affect the Company’s risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company’s 2008 Form 10-K annual report to the Securities and Exchange Commission, which Item is specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For the latest news releases and other corporate documents on Old Republic:
Please write to:
Investor Relations
Old Republic International Corporation
307 North Michigan Avenue
Chicago, IL  60601
312-346-8100
or visit us at www.oldrepublic.com